UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2008

CONSOLIDATED CAPTIAL PROPERTIES IV, LP

 (Exact name of Registrant as specified in its charter)

            Delaware

  0-11002

  94-2768742

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Consolidated Capital Properties IV, LP, a Delaware limited partnership (the “Registrant”), owns a 99% interest in ConCap River’s Edge Associates, Ltd., a Texas limited partnership (the “Selling Partnership”).  ConCap River’s Edge owns River’s Edge Apts. (“River’s Edge”), a 120-unit apartment complex located in Auburn, Washington. On August 18, 2008, the Selling Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Hamilton Zanze and Company, a California corporation (the “Purchaser”), to sell River’s Edge to the Purchaser for a total sales price of $9,850,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $9,850,000 subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $98,500.  Upon termination of the feasibility period, the Purchaser will deliver an additional deposit of $98,500.  If the Purchaser fails to notify the Selling Partnership in writing of its intent to terminate the contract prior to the end of the feasibility period, the two deposits will become non-refundable.

CLOSING.  The expected closing date of the transaction is September 30, 2008. The closing is subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser shall pay any sales, use, gross receipts or similar taxes, recording costs, any premiums or fees for its applicable title policy and one-half of the customary closing costs of the escrow agent. The Selling Partnership shall pay any real estate excise or transfer taxes, the base premium for its applicable title policy and one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Selling Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The risk of loss or damage to River’s Edge by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Selling Partnership. The Selling Partnership must maintain in full force and effect until the closing date all existing insurance coverage on River’s Edge.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Selling Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit all deposits to the Selling Partnership, and neither the Purchaser nor the Selling Partnership will be obligated to proceed with the purchase and sale of River’s Edge.  The Selling Partnership expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Selling Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) seeking specific performance of the Selling Partnership’s obligation to deliver the deed for such Selling Partnership’s Property pursuant to the Purchase Agreement or (ii) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $35,000.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.139

Purchase and Sale Contract between ConCap River’s Edge Associates, Ltd., a Texas limited partnership and Hamilton Zanze and Company, a California corporation, dated August 18, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Capital Properties IV, LP

(a Delaware limited partnership)

By:

ConCap Equities, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  August 22, 2008